SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 2, 2004

YA SHENG GROUP, LTD.
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	000-27557	33-0788293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Idenfication No.)

1472 Oddstad Dr., Redwood City, CA 94063
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 363-8345

N/A
(Former name or former address, if changed since last report)

ITEM 4.01 Changes in Registrant's Certifying Accountant

On December 2, 2004, the Company accepted the resignation of it certifying accountants, HJ & Associates. HJ & Associates had served as the certifying accountants of Nicholas Investment Company, Inc., which was acquired in July 2004 by YaSheng Group, Ltd. who then elected to assume the reporting status of Nicholas pursuant to Rule 12g3. In resigning, HJ & Associates indicated that they lacked the personnel and experience to remain the certifying accountants of a company with the large foreign operations and other complexities unique to YaSheng Group, Ltd.

The Company is presently seeking to engage new certifying accountants and expects to have new certifying accountants in place prior to the filing of its financial statements for the year ending December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YASHENG GROUP, LTD.

Date: December 6, 2004	/s/ Zhou Chang Sheng Zhou Chang Sheng, Chief Executive Officer